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                                                                EXHIBIT 3.1

C&S 510 (Rev. 2-92)
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MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES
AND LAND DEVELOPMENT BUREAU
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DATE RECEIVED                                              (FOR BUREAU USE ONLY)

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NAME
Laith L. Yaldoo, Esq.
Jaffe, Raitt, Heuer & Weiss, Professional Corporation
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ADDRESS
One Woodward Avenue, Suite 2400
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CITY                                STATE        ZIP CODE
Detroit                            Michigan       48226



                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

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1.   The present name of the corporation is:  MANUFACTURED HOME LENDING
     CORPORATION

2.   The corporation identification number (CID) assigned by the Bureau is:
     414-887

3.   All former names of the corporation are:  NONE

4.   The date of filing the original Articles of Incorporation was:  August
     21, 1996



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     The following Restated Articles of Incorporation supersede the Articles of
Incorporation as amended and shall be the Articles of Incorporation for the corporation:


ARTICLE I

The name of the corporation is:

                    MANUFACTURED HOME LENDING CORPORATION

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ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act (the "Act").

ARTICLE III

The total authorized shares:

1.  Common Shares       10,000,000
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    Preferred Shares    10,000,000
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2.  A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

        The holder of each outstanding common share shall have one vote per share with respect to all matters submitted to a vote of shareholders.

        The preferred shares shall be issued from time to time in one or more series of such number of shares with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes or of any other series of the same or any other class or classes of shares of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of each such series of preferred shares from time to time adopted by the board of directors pursuant to authority so to do which is hereby expressly vested in the board of directors.

        The number of authorized shares of any class of shares of the corporation, including without limitation, the common shares and the preferred shares, may be increased or decreased by the affirmative vote of the holders of the majority of the shares of the corporation entitled to vote, without regard to class.




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ARTICLE IV

A.   The address of the current registered office is:

                       31700 Middlebelt Road, Ste. 145
                          Farmington Hills, MI 48334

B. The mailing address of the current registered office if different from the registered office address:

     ---------------------------------------------------------------------------
     (Address)                          (City)                  (Zip Code)

C.   The name of the current resident agent at the registered office is:

                               Gary A. Shiffman

ARTICLE V

Any action required or permitted by the Act to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each stockholder who signs the consent if fewer than all stockholders entitled to vote sign the written consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining stockholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of stockholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its stockholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.


Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to stockholders who have not consented in writing.

ARTICLE VI

No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for a breach of such director's fiduciary duty; provided, that the foregoing shall not limit the liability of a director for any of the following:


     (a) A breach of the director's duty of loyalty to the corporation or its stockholders.

     (b) Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

     (c)        A violation of Section 551(1) of the Act.

     (d) A transaction from which the director derived an improper personal benefit.

     (e) Any other act or omission as to which the Act does not permit a director's liability to be so limited.

If the Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article VI shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

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ARTICLE VII

A director may be removed from office as a director at any time, but only for cause, by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of stock of the corporation generally entitled to vote in the election of directors. A special meeting of the stockholders may be called, in accordance with the corporation's Bylaws, for the purpose of removing a director.

ARTICLE VIII

Except as may be provided by the Board of Directors in authorizing the issuance of shares of Preferred Stock pursuant to Article III, no holder of shares of stock of the corporation shall have any preemptive right to purchase or subscribe for any additional shares of the stock of the corporation or any other security of the corporation which it may issue or sell.

ARTICLE IX

It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit shareholders, for the board of directors to base the response of this corporation to any "Acquisition Proposal" (as defined herein) on the board of directors' evaluation of what is in the best interests of the corporation and, in making that evaluation, for the board of directors to consider:

A. The best interest of the shareholders; for this purpose the board shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the then current market price, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the board of directors' then estimate of the future value of the corporation as an independent entity, the business and financial conditions and earnings prospects of the acquiring person or persons, and the competence, experience and integrity of the acquiring person or persons and its or their management; and

B. Such other factors as the board of directors determines to be relevant, including, among other factors, the social, legal and economic effects of the Acquisition Proposal upon employees, suppliers, customers, business and the general community in which the corporation does business.

For purposes of this Article IX, "Acquisition Proposal" means any proposal of any person (a) for a tender offer or exchange offer for any equity security of the corporation; (b) to merge or consolidate the corporation with another corporation; or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the corporation.


ARTICLE X

Notwithstanding any other provision of these Articles of Incorporation, no amendment to these Articles of Incorporation shall amend or repeal any or all of the provisions of Articles III, VI, VII, VIII, IX or this Article X of these Articles of Incorporation, and the stockholders of the corporation shall not have the right to amend or repeal any or all provisions of the Bylaws of the corporation, unless so adopted by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of stock of the corporation generally entitled to vote in the election of directors, considered for purposes of this Article X as a class; provided, however, that in the event that the Board of Directors of the corporation recommends to the stockholders the adoption of any such amendment of a nature described in this Article X, the stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in the election of directors, considered for the purposes of this Article X as a class, may amend, modify or repeal any or all of such provisions.

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5.   COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE
     UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

     a.[ ]These Restated Articles of Incorporation were duly adopted on the___day of________, 19__, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

               Signed this__day of__________, 19

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               (Signatures of all incorporators; type or print name under each signature)


     b.[X]These Restated Articles of Incorporation were duly adopted on the ____ day of August, 1997, in accordance with the provisions of
          Section 642 of the Act and :  (check one of the following)


               [] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.


               [] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.


               [] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note:
                     Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)


               [] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

                     Signed this __ day of August, 1997


                     By:
                        -------------------------------
                        Jeffrey P. Jorissen,  President

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